Exhibit 10.3

AS AMENDED (INCLUDING ALL AMENDMENTS AS OF JUNE 30, 2008)

SEITEL HOLDINGS, INC.

2007 NON-QUALIFIED STOCK OPTION PLAN
EFFECTIVE FEBRUARY 14, 2007

1.                Purpose of Plan.  This 2007 Non-Qualified Stock Option Plan (the "Plan") of Seitel Holdings, Inc., a Delaware corporation (the "Company"), is designed to provide incentives to such present and future Employees of the Company or its Subsidiaries, as may be selected in the sole discretion of the Committee, through the grant of Options by the Company to Participants.  This Plan is intended to advance the best interests of the Company by providing those persons who have a substantial responsibility for its management and growth with additional incentives by allowing them to acquire an ownership interest in the Company and thereby encouraging them to contribute to the success of the Company and to continue to provide services to or remain employed by the Company and its Subsidiaries (as the case may be).  The availability and offering of Options under the Plan also increases the Company's ability to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.  All options granted under the Plan are intended to qualify for an exemption (the "Exemption") from the registration requirements under the Securities Act, pursuant to Rule 701 of the Securities Act.  In the event that any provision of the Plan would cause any option granted under the Plan to not qualify for the Exemption, the Plan shall be deemed automatically amended to the extent necessary to cause all Options granted under the Plan to qualify for the Exemption.

2.                 Definitions.  Certain terms used in this Plan have the meanings set forth below:

"Agreement" means the agreement between the Company and a Participant pursuant to which an Option is granted and which specifies the terms and conditions of that Option, including the vesting requirements applicable to that Option.  All Options granted under the Plan shall be evidenced by Agreements.

"Approved Sale" shall have the meaning ascribed to such term in the Securities Holders Agreement.

"Board" means the Company's board of directors.

"Cause" shall have the meaning ascribed to such term in the applicable Employment Agreement, or if none, the Securities Holders Agreement.

"Common Stock" means the Company's Common Stock, par value $0.001 per share.

"Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, as the same may be amended from time to time and any successor statute.

"Committee" means the Board or a committee of the Board designated to administer the Plan.  Upon the consummation of a Public Offering the Committee shall be composed of two or more directors appointed by the Board, each of whom shall be a "non-employee director" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and an "outside director" as defined in Section 162(m) of the Code.

"Disability" has the meaning set forth in the applicable Employment Agreement between the Participant and the Company, or if none, the Securities Holders Agreement.

"Employee" means a senior executive employee of the Company and/or any of its Subsidiaries listed on Schedule A hereto.  Notwithstanding the foregoing, the Board may, in its sole discretion, designate such other service providers, including without limitation, other employees, directors and/or consultants, of the Company and/or its Subsidiaries, as Employees for purposes of participation in the Plan.

"Employment Agreement" means the employment agreement by and between a Participant and the Company and/or any of its Subsidiaries or Affiliates as appropriate, as in effect from time to time.

"Employment Termination Date" means the first date on which a Participant is no longer employed by the Company or its Subsidiaries for any reason.

"Fair Market Value" of the Option Shares shall mean the fair market value of the Option Shares as determined in good faith by the Committee.

"Investor" means ValueAct Capital Master Fund, L.P., a British Virgin Islands limited partnership, or any Successor thereto.

"Non-Qualified Stock Option" means an option which is not intended to constitute an "Incentive Stock Option" within the meaning of Section 422 of the Code.

"Option" means a Non-Qualified Stock Option to purchase Common Stock of the Company granted pursuant to the Plan which has an exercise price no less than the Fair Market Value of the underlying Common Stock on the date of grant and has a term of no more than ten years.

"Participant" means an Employee who is granted an Option hereunder.

"Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint share company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

"Public Offering" shall have the meaning ascribed to such term in the Securities Holders Agreement.

"Securities Act" means the Securities Act of 1933, as amended, and any successor statute thereto.

"Securities Holders Agreement" or "Stockholders' Agreement" means the Securities Holders Agreement by and among Seitel Holdings, LLC, Valueact Capital Master Fund, L.P., and the Management Investors identified therein, dated January 8, 2007, as amended from time to time.

"Subsidiary" means any corporation (other than the Company), partnership, joint venture or other business entity of which 50% or more of the outstanding voting power is owned, directly or indirectly, by the Company.

"Successor" means: (i) a "Permitted Transferee" as defined in the Securities Holders Agreement, (ii) the legal representative of the estate of a deceased Participant or (iii) the Person or Persons who shall acquire the right to exercise an Option by bequest or inheritance or other transfer or by reason of the death of the Participant or (iv) Persons who shall acquire the right to exercise an Option on behalf of the Participant as the result of a determination by a court or other governmental agency of the incapacity of the Participant.

Capitalized terms used in this Plan and not defined herein shall have the meanings ascribed thereto in the Securities Holders Agreement.

3.                 Administration of the Plan.

(i)                 The Plan shall be administered by the Committee, which shall have full power to interpret and administer the Plan and full authority to act in selecting the Employees to whom Options will be granted, in executing Agreements with Participants under the Plan, in determining whether, and to what extent, Options may be transferable by the Participant in accordance with the Securities Holders Agreement, in determining the amount of Options to be granted to each such Employee, and in determining the terms and conditions of Options granted under the Plan.

(ii)                Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Option Agreement:  (i) determine from time to time those eligible Employees to whom Options are to be granted and the number of shares subject to each such Option; (ii) determine the time or times when and the manner and condition in which each Option shall vest or become exercisable and the duration of such exercise period, if applicable; and (iii) determine or impose other conditions to the receipt of Common Stock subject to the Option under the Plan as it may deem appropriate.

(iii)               The Committee may condition the vesting or exercise of an Option upon: (i) the Employee's continued service over a period of time with the Company or its Subsidiaries, or (ii) any combination of the above conditions, as specified in the Agreement.  If the specified conditions are not attained, the Participant shall forfeit the portion of the Option with respect to which those conditions are not attained, and the underlying Common Stock shall be forfeited to the Company.

(iv)               The Committee shall have the power to adopt regulations for carrying out the Plan and to make changes to such regulations as it shall, from time to time, deem advisable.  Any interpretation by the Committee of the terms and provisions of the Plan and the administration thereof, and all actions taken by the Committee, shall be final and binding on Participants and Successors, if applicable.

4.                 Shares of Common Stock Subject to the Plan.

(i)                 Subject to adjustment as provided in Section 6 hereof, 92,898 shares (equal to 8.5% of the Company's Common Stock on a fully diluted basis on the date this Plan is adopted by the Board) shall be available for Option grants under the Plan.

(ii)                Any shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Options under the Plan.  Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.  If any shares subject to an Option granted hereunder are forfeited or such Option otherwise terminates, the shares subject to such Option, to the extent of any such forfeiture or termination, shall again be available for Options under the Plan.

5.                 Listing, Registration and Compliance with Laws and Regulations.  Each Option shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any federal, state or foreign securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of such Option or the issue or purchase of shares thereunder, no such Option may be exercised or paid in shares of Common Stock in whole or in part unless such listing, registration, qualification, consent or approval (a "Required Listing") shall have been effected or obtained, and the Participant of each such Option will supply the Company with such certificates, representations and information as the Company shall request which are reasonably necessary or desirable in order for the Company to obtain such Required Listing, and shall otherwise cooperate with the Company in obtaining such Required Listing.  The Company agrees to use commercially reasonable efforts to effect or obtain any Required Listing.

6.                Adjustment for Change in Common Stock.  In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or other change in Common Stock (or Common Stock generally), the Committee shall make appropriate changes in the number and type of shares authorized by this Plan, the number and type of shares covered by outstanding Options and the prices specified therein.

7.                 Taxes.  The Company shall be entitled, if necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any amount payable and/or shares issuable under this Plan, and the Company may defer such payment or issuance unless indemnified to the Board's satisfaction.  In any event, each Participant shall be required to indemnify the Company and hold it harmless for any and all withholding and similar tax obligations arising as a result of the grant or exercise of Options hereunder or the issuance of any Common Stock upon exercise of the Options.

8.                 Termination and Amendment.  The Committee at any time may suspend or terminate this Plan and make such additions or amendments as it deems advisable under this Plan (except that it may not extend the term of this Plan); provided that, subject to the other provisions hereof, the Committee may not change any of the terms of a Participant's Agreement in a manner which would have a material adverse effect on the Participant without such Participant's consent.  Notwithstanding the foregoing, any amendment to the Securities Holders Agreement that affects a provision contained herein shall be deemed to be an amendment to the Plan.  To the extent any such amendment to the Securities Holders Agreement affects the terms of a Participant's Agreement, the Participant and any Successor shall be deemed to have consented to that amendment. No Options shall be granted or Common Stock issued hereunder after January 30, 2017.

9.                 Participant Acknowledgments.  In connection with the grant of any Option and/or the issuance of any Common Stock pursuant to this Plan, each Participant acknowledges and agrees, that as a condition to any such grant or issuance:

(i)                 The Company will have no duty or obligation to disclose to any Participant, and no Participant will have any right to be advised of, any material information regarding the Company or its Subsidiaries at any time prior to, upon or in connection with the Company's exercise of any repurchase rights in the Securities Holders Agreement, with respect to any Option or Common Stock acquired upon the exercise of an Option.

(ii)                Such Participant will have consulted, or will have had an opportunity to consult with, independent legal counsel regarding his or her rights and obligations under this Plan and any written agreement evidencing any grant of any Option or the issuance of any Common Stock and he or she fully understands the terms and conditions contained herein and therein.

(iii)               Each Participant shall acknowledge the restrictive covenants contained in his or her Employment Agreement and/or the Securities Holders Agreement.

10.               Application of Securities Holders Agreement; Restrictions on Transfer.

(i)                 Each Participant and his Permitted Transferees shall be required to join the Securities Holders Agreement and agree to be subject to its terms upon receipt of an Option and/or exercise of an Option granted hereunder.

(ii)                Except as provided below, Options may not be pledged, assigned or transferred for any reason during the Participant's lifetime, and any attempt to do so shall be void and the relevant Option shall be forfeited.  The Committee may grant Options that are transferable by the Participant during his lifetime, but such Options shall be transferable only to the extent specifically provided in an agreement entered into with the Participant or in the Securities Holders Agreement.  The transferee of the Participant shall, in all cases, be subject to the Plan, the Securities Holders Agreement and the provisions of the Agreement between the Company and the Participant.

(iii)               An Employee, or if applicable a Successor, who receives an Option shall be bound by the Securities Holders Agreement to the same extent as would a "Management Investor", as that term is defined in the Securities Holders Agreement, and all Common Stock acquired hereunder shall be an "Incentive Security" within the meaning of the Securities Holders Agreement.  Accordingly, except as is otherwise provided in an Agreement, any Option or Common Stock acquired upon the exercise of an Option shall be held, transferred, sold or otherwise disposed of only in accordance with the Securities Holders Agreement.  Without limiting the generality of the foregoing, each Participant and any Successor shall comply with the provisions set forth in the Securities Holders Agreement with regard to an Approved Sale, as well as be bound by any transfer restrictions, restrictive covenants and other obligations delineated in the Securities Holders Agreement.  Any rights of a "Management Investor" under the Securities Holders Agreement will be available to a Participant or Successor only in respect of any portion of an Option which is then vested.  In addition, and notwithstanding anything to the contrary herein, any Option will, regardless of whether Common Stock subject to such Option is subject to restrictions or conditions or whether such shares or stock are vested under the applicable terms of the Plan or Agreement, be subject to the Repurchase Option of the Company upon any termination of the Employee's employment with the Company or any Subsidiary in accordance with the terms of the Securities Holders Agreement.

11.               Approved Sale, Public Offering or Other Corporate Transaction

(i)                 Notwithstanding any provision in this Plan to the contrary and unless otherwise provided in the applicable Participant's Agreement, in the event (a) of an Approved Sale, (b) of a Public Offering, (c) a "change in control" as defined in the applicable Participant's Agreement  or determined by the Committee in its sole discretion(each, a "Transaction"), the Committee may, in its sole discretion:

        (a)                accelerate the exercisability of all or a portion of Options to the extent the Committee deems appropriate,

        (b)               cancel all outstanding vested Options in exchange for a cash payment in an amount equal to the excess, if any, of the Fair Market Value of the Common Stock underlying the unexercised portion of the Option as of the date of the Transaction over the exercise price of such portion,

        (c)                terminate all Options immediately prior to the Transaction, provided that the Company provide the Participant an opportunity to exercise the Option within a specified period following the Participant's receipt of a written notice of such Transaction and of the Company's intention to terminate the Option prior to such Transaction, or

        (d)               require the successor corporation, following a Transaction if the Company does not survive such Transaction, to assume all outstanding Options or to substitute such Options with Options involving the common stock of such successor corporation on terms and conditions necessary to preserve the rights of Participants.

12.               Severability.  Whenever possible, each provision of this Plan will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Plan will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

13.               Remedies.  Each of the Company and any Participant will be entitled to enforce its rights under this Plan specifically, to recover damages and costs (including reasonable attorneys' fees) caused by any breach of any provision of this Plan and to exercise all other rights existing in its favor.  Each Participant and the Company acknowledges and agrees that money damages may not be an adequate remedy for any breach of the provisions of this Plan and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Plan.

14.               Business Days.  If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company's chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

15.               Governing Law.  All issues concerning this Plan will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision of rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.  Each of the Company and each Participant waives the necessity for personal service of any and all process upon it and consents that all such service of process may be made by registered or certified mail (return receipt requested) or an overnight courier with delivery confirmation, in each case directed to such party in accordance with the notice requirements set forth in this Plan, and service so made will be deemed to be completed on the date of actual receipt.  Each of the Company and each Participant consents to service of process as aforesaid.  Nothing in this Plan will prohibit personal service in lieu of the service by certified or registered mail or an overnight courier with delivery confirmation contemplated herein.

16.               Notices.  Any notice required or permitted under this Plan or any agreement executed and delivered in connection with this Plan shall be in writing and shall be either delivered by reputable overnight courier with delivery confirmation, personally delivered, or certified or registered mail, return receipt requested, to any Participant at the address indicated in the Company's records for such Person, and to the Company at the address below indicated:

Notices to the Company:

Seitel Holdings, Inc.

c/o ValueAct Capital Master Fund, L.P.

435 Pacific Avenue, 4th Floor

San Francisco, CA  94133

Attention:          Allison Bennington, General Counsel

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.  Any notice under this Plan shall be deemed to have been given when so delivered or mailed.